EXHIBIT 99.1

                                WAIVER AGREEMENT


     This Waiver Agreement, dated as of April 30, 1998 (this "Agreement"), is between Mercury Finance Company, a Delaware corporation (the "Company"), and the person(s) listed on the signature pages of this Agreement (collectively or individually, the "Lender"). Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to such terms in the Second Amendment to Forbearance Agreement dated as of March 2, 1998 (the "Second Amendment"), between the Company and the Lender (or its successor in interest).

     In consideration of the premises and mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

     1. Representations of the Company. The Company represents to the Lender that, notwithstanding Section 1.5 of the Second Amendment, the Company has not amended the Forbearance and Fourth Limited Waiver Agreement dated as of November 6, 1997, between the Company and the holder of the subordinated debt. The Company further represents that it will not make any payments to the holder of the subordinated debt under Section 1.5 of the Second Amendment.

     2. Waiver by the Lender. The Lender agrees that, notwithstanding the requirements of Section 1.7 of the Second Amendment, the Company does not have to establish the Escrow and any failure to do so will not constitute noncompliance under or breach of the Second Amendment.

     Deliver in Chicago, Illinois as of the date and year above first mentioned.


                                   MERCURY FINANCE COMPANY

                                   By: William A. Brandt, Jr.
                                     Name: William A. Brandt, Jr.
                                     Title: President


                                   LENDER:

                                   By:
                                     Name:
                                     Title: